Exhibit 1.2

[Translation]

SHARE HANDLING REGULATIONS

NTT DoCoMo, Inc.

SHARE HANDLING REGULATIONS

CHAPTER I. GENERAL PROVISIONS

Article 1.	(Purpose)

The denominations of share certificates of the Company as well as the procedures for matters related to shares, stock acquisition rights and fractional shares and the fees therefor and the way to exercise the rights of shareholders shall be governed by these Regulations, except for those as provided for in laws and regulations or in the Articles of Incorporation.

Article 2.	(Shareholders Registrar)

1. The shareholders registrar of the Company and its places of business, and its forwarding offices shall be as follows:

Shareholders Registrar:	Mitsubishi UFJ Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Place of Business:	Mitsubishi UFJ Trust and Banking Corporation Securities Agency Department 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Forwarding Offices:	All branch offices in Japan of Mitsubishi UFJ Trust and Banking Corporation

Any procedure to be followed with hereunder as well as any procedure for an application for or notification of any matter of business delegated by the Company to the shareholders registrar shall be taken against such shareholders registrar. Provided, however, that any beneficial shareholder who is to make such a notification, etc. as set out herein shall do so through a participant or the Securities Depository Center, unless otherwise specifically set forth in these Regulations.

Article 3.	(Denominations of Share Certificates)

The denominations of share certificates to be issued by the Company shall be in the denominations of 1 share, 10 shares and 100 shares; provided, however, that the Company may issue share certificates representing any number other than the above-indicated if so required.

Article 4.	(Method of Application, Notification or Notice)

An application for, notification or notice, etc. of any matter in these Regulations shall be made in the form prescribed by the Company, with the seal impression registered under Article 23 being affixed thereto.

Article 5.	(Proxy)

In the event that an application for, notification or notice, etc. of any matter in these Regulations is made by a proxy, a document evidencing his/her power of representation, or if consent of curator (hosanin) or assistant (hojonin) is required, a document evidencing such consent shall be submitted.

CHAPTER 2. REGISTRATION OF TRANSFER OF SHARES, ETC.

Article 6.	(Entry or Record in the Register of Shareholders, Etc.)

1. In the case of an application for entry or record in the register of shareholders (hereafter registration of a transfer), a prescribed application form shall be submitted together with the share certificates concerned, in which the applicant’s name is stated.

2. In the case of an application for the registration of a transfer of shares acquired for any reason other than assignment, a document evidencing the acquisition shall be submitted, in addition to the procedures to be followed with under the preceding paragraph. The submission of share certificates, however, shall not be required if such share certificates have not been issued.

3. The provisions of the preceding paragraph shall apply mutatis mutandis to cases where an application is made for change in the relevant entries or records in the ledger of fractional shares in relation to the fractional shares acquired for any reason other than assignment.

Article 7.	(Transfer of Shares as Otherwise Provided for by Laws and Regulations)

If any specific procedures are required by laws and regulations for the transfer of shares, a written application shall be submitted together with the relevant share certificates, in which the applicant’s name is stated, and a document evidencing the completion of such procedures.

CHAPTER 3. BENEFICIAL SHAREHOLDERS’ REGISTER, ETC

Article 8.	(Notice of of Beneficial Shareholder)

In order for a beneficial shareholder to apply for entry or record in the beneficial shareholders’ register of the Company, such shareholder shall notify a participant with whom his/her account is held or the Securities Depository Center of the name, address and other necessary matters to be recorded therein, and shall then be reported to the shareholders registrar of the Company as being a beneficial shareholder, pursuant to applicable laws and regulations and the rules specified by the Securities Depository Center.

Article 9.	(Preparation of Beneficial Shareholders’ Register)

The beneficial shareholders’ register of the Company shall be prepared based on the notice of a beneficial shareholder given by the Securities Depository Center under the preceding Article.

Article 10.	(Consolidation of Shareholders’ Register and Beneficial Shareholders’ Register)

If a shareholder entered or recorded in the shareholders’ register and a beneficial shareholder entered or recorded in the beneficial shareholders’ register are recognized to be the same person according to the address and name, the numbers of shares entered or recorded in the shareholders’ and beneficial shareholders’ registers shall be added up for the purpose of exercising the shareholders’ rights.

Article 11.	(Entry or Record in the Register of Stock Acquisition Rights)

In the case of application for entry or record in the register of stock acquisition rights, the applicant shall fill out and submit the prescribed application form.

CHAPTER 4. REGISTRATION OF PLEDGES AND

RECORDATION OF TRUST ASSETS

Article 12.	(Registration of Pledges or Cancellation Thereof)

1. If an application is made for the registration of a creation or alteration of a pledge on shares or for the cancellation thereof, a prescribed application form jointly signed by the pledgor and the pledgee shall be submitted, together with the share certificates concerned, in which the pledgee’s name is stated.

2. If a beneficial shareholder applies for the registration of a creation or alteration of a pledge on shares or for the cancellation thereof, such shareholder shall give notice thereof to a participant with whom his/her account is held or to the Securities Depository Center, notwithstanding the preceding paragraph.

Article 13.	(Recordation of Trust Assets or Cancellation Thereof)

1. If an application is made for the recordation of a designation of shares as trust assets or the cancellation thereof, a prescribed application form shall be submitted either by the settlor or the trustee, together with the share certificates concerned.

2. If a beneficial shareholder applies for the recordation of a designation of shares as trust assets or for the cancellation thereof, such shareholder shall give notice thereof to a participant with whom his/her account is held or to the Securities Depository Center, notwithstanding the preceding paragraph.

CHAPTER 5. NON-POSSESSION OF SHARE CERTIFICATES

Article 14.	(Notice of Non-possession of Share Certificates)

1. In order to give notice of an election not to possess share certificates, a prescribed notice form shall be submitted, together with the share certificates concerned. Provided, however, that the submission of share certificates shall not be required if such share certificates have not been issued.

2. All share certificates for which such notice as set out in the preceding paragraph has been given shall be treated as being non-issued.

Article 15.	(Application for Issuance of Non-possessed Share Certificates)

In the event that a shareholder who has once given notice of an election not to possess share certificates requests the issuance of such share certificates, a prescribed application form shall be submitted.

CHAPTER 6. REISSUANCE OF SHARE CERTIFICATES, ETC.

Article 16.	(Reissuance due to Stock Split or Combination)

1. If an application is made for the issuance of new share certificates due to a stock split or combination of share certificates, a prescribed application form shall be submitted, together with the share certificates concerned.

Article 17.	(Reissuance due to Mutilation or Defacement)

If an application is made for the issuance of new share certificates due to mutilation or defacement of share certificates, a prescribed application form shall be submitted, together with the share certificates concerned. Provided, however, that if it is impossible to ascertain the genuineness of such share certificates, the provisions of the Chapter 7 shall apply thereto.

Article 18.	(Issuance of New Share Certificates due to Filled-up Column)

In the case where the column for entry of the names of shareholders on a share certificate has been filled up, the Company shall collect such share certificate and issue a new share certificate in place thereof.

CHAPTER 7. REGISTRATION OF LOST SHARE CERTIFICATES, ETC

Article 19.	(Application for Registration of Lost Share Certificates)

1. In the case where an application for the registration of lost share certificates is made, a prescribed application form shall be submitted together with a document evidencing acquisition of share certificates, a document evidencing loss of share certificates and an identification document of the applicant. Provided, however, that if a holder of record of the lost share certificates makes an application for registration of lost share certificates, submission of a document evidencing acquisition of share certificates and an identification document of the applicant shall not be required.

Article 20.	(Application for Cancellation of the Registration by a Person Registered for Lost Share Certificates)

In the case where a person registered for lost share certificates makes an application for cancellation of the registration, the applicant shall fill out and submit the prescribed application form.

Article 21.	(Application for Cancellation of Registration of Lost Share Certificates)

In the case where cancellation of registration of lost share certificates is made by a holder of share certificates which are registered as lost share certificates, a prescribed application form shall be submitted together with the share certificates and an identification document of the applicant. Provided, however, that if a shareholder or a registered share pledgee makes an application for objection against registration of lost share certificates, submission of an identification document of the applicant shall not be required.

Article 22.	(Application Mutatis Mutandis of Notifications)

The provisions of Chapter 8 shall apply mutatis mutandis to change of registration or record in the register of lost share certificates by a person registered for lost share certificates.

CHAPTER 8. NOTIFICATIONS

Article 23.	(Notification of Names, Addresses and Seal Impressions)

1. Shareholders, beneficial shareholders or their statutory representatives shall notify the Company of their addresses, names and seal impressions by way of a prescribed shareholder’s form. Any change therein shall be treated likewise. Provided, however, that foreigners who customarily affix signatures may substitute their specimen signatures for seal impressions.

2. Of the notifications to be made under the preceding paragraph, a notification of only the change in the registered seal impression of a beneficial shareholder shall be made directly to the shareholders registrar.

Article 24.	(Notification of Corporate Representative)

1. If a shareholder or beneficial shareholder is a corporation, one representative thereof shall be notified.

2. If the representative referred to in the preceding paragraph is changed, a prescribed notification form shall be submitted, together with a certified copy of the commercial register.

Article 25.	(Notification of Representative of Joint Shareholders)

1. Those shareholders or beneficial shareholders who jointly own shares shall notify the Company of the representative designated by them.

2. The change, if any, in the representative referred to in the preceding paragraph shall be treated likewise.

Article 26.	(Notification of Change in Family Name, Trade Name, Etc.)

If a change is made in any of the entries in the shareholders’ register or the beneficial shareholders’ register or in any of the indications on a share certificate, a prescribed notification form shall be submitted, together with the share certificates concerned and a document evidencing such fact. Provided, however, that the submission of share certificates shall be required if such share certificates have not been issued or if the change is related to the entries in the beneficial shareholders’ register.

(1)	Change in the family name or given name;
(2)	Appointment, change or discharge of statutory representatives such as a person in parental authority and a guardian;
(3)	Change in the trade name or corporate name; and
(4)	Change in corporate organization.

Article 27.	(Notification of Shareholders Residing Abroad)

1. Shareholders, beneficial shareholders or their statutory representatives residing in foreign countries shall designate their mailing addresses in Japan or appoint their standing proxies in Japan and shall make notification thereof.

Article 28.	(Application Mutatis Mutandis to Registered Pledgees, etc.)

The provisions of this Chapter shall apply mutatis mutandis to registered share pledgees, holders of stock acquisition rights trustees of trust assets and holders of fractional shares.

CHAPTER 9. PURCHASE OF FRACTIONAL SHARES, ETC

Article 29.	(Transfer Agent of Fractional Shares)

The transfer agent of fractional shares of the Company and its place of business for the handling of shares and its forwarding office shall be the same as the shareholder registrar and its place of business for the handling of shares and its forwarding office stated in Article 2.

Article 30.	(Method of Request for Purchase)

1. In the case of a request for the purchase of fractional shares, a prescribed application form shall be submitted.

2. Such request may not be withdrawn after it has become valid.

Article 31.	(Determination of Purchase Price)

1. The purchase price of the fractional shares for which a purchase application has been made shall be an amount obtained by multiplying the amount equivalent to the last sales price of the shares of the Company on the Tokyo Stock Exchange on the day when such application reaches the places of business or the place of business for the handling of shares or a forwarding office of the transfer agent specified in Article 29 hereof, by the number of the fractional shares for which such application has been made.

2. If the last sales price (or any trading) is not available on the Tokyo Stock Exchange on the day when a purchase application reaches the place of business or the place of business for the handling of shares or a forwarding office of the transfer agent specified in Article 29 hereof, the purchase price shall be an amount obtained by multiplying the amount equivalent to the first sales price reported on the Tokyo Stock Exchange immediately thereafter by the number of the fractional shares for which such application has been made.

Article 32.	(Payment of Purchase Proceeds)

1. Unless otherwise determined by the Company, the purchase proceeds resulting from a request for the purchase of fractional shares shall be paid to the person who has made such request on the fourth business day from the day on which the purchase price was determined and the purchase application reached the place of business or the place of business for the handling of shares specified in Article 29 hereof. Provided, however, that if a purchase application is accepted at a forwarding office set out in Article 29 hereof, such proceeds shall be paid to the person who has made such application within the seventh business day from the day on which the purchase price was determined and the purchase application reached such forwarding office.

2. Notwithstanding the provisions of the preceding paragraph, if the purchase price is a price cum rights concerning distribution of surplus or stock split, etc. the purchase proceeds shall be paid on or before the relevant record date or the allotment date. If the purchase price is a price ex rights, the purchase proceeds shall be paid on or after the business day next following the relevant record date or the allotment date.

3. The Company shall be entitled to pay such purchase proceeds upon deduction of the actual expenses required for payment of the purchase proceeds, such as remittance charge.

Article 33.	(Transfer of Fractional Shares Purchased)

The title to the fractional shares for which a purchase request has been made shall be transferred to the Company on the day when the Company completes the procedures for payment of the purchase proceeds as set out in the preceding Article.

CHAPTER 10. EXERCISE OF RIGHTS BY SHAREHOLDERS

Article 34.	(Method of Exercising Shareholders’ Rights)

1. If a shareholder exercises its rights, only written form shall be accepted, unless otherwise determined by the Company.

2. If a proposal concerning any of the following items is submitted by a shareholder that exceeds 400 characters, a summary of the proposal shall be stated in the reference materials for the general meeting of shareholders.

(1)	Reason for the proposal
(2)	Matters concerning the election of directors, accounting councilor, corporate auditors and independent auditors

CHAPTER 11. HANDLING FEES

Article 35.	(Handling Fee)

1. No fee shall be charged for the handling of shares, stock acquisition rights and fractional shares except as set forth in the following paragraph.

2. The fee concerning application for registration of lost share certificates shall be as follows:

Per application	8,000 Japanese yen
Per share certificate	500 Japanese yen

Supplemental Provision

These Regulations shall become effective as from May 1, 2006.

June 27, 2003

This is to certify that this copy is identical with the original.

NTT DoCoMo, Inc.

Keiji Tachikawa

President and Representative Director